Filed Pursuant to Rule 424(b)(7)

Registration No. 333-262008

PROSPECTUS SUPPLEMENT NO. 1

(to prospectus dated May 4, 2022)

BURGERFI INTERNATIONAL, INC.

Up to 3,168,170 Shares of Common Stock

This prospectus supplement updates and amends certain information contained in the accompanying prospectus dated May 4, 2022, which forms a part of, and is contained in, our registration statement on Form S-3, as amended (Registration No. 333-262008) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “Commission”) on May 4, 2022 (the “Prospectus”). The Prospectus covers the resale of up to an aggregate of 3,168,170 shares of our common stock, which were initially issued to Cardboard Box LLC, a Delaware limited liability company (“Cardboard”), in connection with our acquisition of 100% of the outstanding shares of Hot Air, Inc., a Delaware corporation, from Cardboard. This prospectus supplement is not complete without, and may not be utilized except in connection with, the Prospectus, including any amendments or supplements thereto.

Investing in the offered securities involves risks. See “Risk Factors” on page 4 of the Prospectus and the risk factors described in the documents we incorporate in the Prospectus by reference, including in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Neither the Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated December 20, 2022

ABOUT THIS PROSPECTUS SUPPLEMENT

The information in the table that appears under the caption “Selling Stockholders” on page 7 in the Prospectus is modified by adding the information below with respect to selling stockholders not previously listed therein and also to remove the selling stockholder previously listed therein. Prior to the date of this prospectus supplement, Cardboard, the selling stockholder that was previously described in the Prospectus, completed the transfer of 3,076,031 shares of our common stock to its members, which includes the selling stockholders listed herein. Our filing of this prospectus supplement does not change the aggregate number of shares of our common stock previously registered on the Registration Statement.

S-1

SELLING STOCKHOLDERS

	Shares of Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
CP7 Warming Bag, L.P. (1)	2,929,741	2,929,741	—	—
QS Pizza Holdings, LLC	44,399	44,399	—	—
Fidus Investment Corporation	14,201	14,201	—	—
Charles Edward Locke Jr.	679	679	—	—
Total	2,989,020	2,989,020

(1)

Held directly by CP7 Warming Bag, L.P. (“CP7 Warming Bag”). Prior to the date of this prospectus supplement, Cardboard, the selling stockholder that was previously described in the Prospectus, completed the transfer of 3,076,031 shares of our common stock to its members, which includes CP7 Warming Bag, QS Pizza Holdings, LLC, Fidus Investment Corporation and Charles Edward Locke Jr. The shares included herein were received as each selling stockholder’s pro rata ownership, as a member of Cardboard, the selling stockholder that was previously described in the Prospectus, of the following shares previously held by Cardboard: 1,391,924 shares issued to Cardboard at the ACFP Closing, plus up to 215,270 shares issuable to Cardboard with respect to a purchase price adjustment based on net debt levels and leakage in accordance with the terms of the A&R Purchase Agreement, of which 123,131 shares were issued to Cardboard, 390,244 shares issued into escrow on behalf of Cardboard with the Company’s transfer agent in accordance with the A&R Purchase Agreement for the purpose of securing obligations with respect to a purchase price adjustment in accordance with the terms of the A&R Purchase Agreement and 1,170,732 shares issued into escrow on behalf of Cardboard with the Company’s transfer agent in accordance with the A&R Purchase Agreement for the purpose of securing the indemnification obligations of Cardboard in accordance with the terms of the A&R Purchase Agreement. The general partner of CP7 Warming Bag is CP7 Management, LLC (“CP7 Management”). CP7 Management is controlled by Scott Dahnke and J. Michael Chu, as managing members. Each of Mr. Dahnke and Mr. Michael Chu disclaims beneficial ownership of all shares of Common Stock held by CP7 Warming Bag. Information included in this footnote is derived from a Schedule 13D/A filed on November 7, 2022.

S-2

PROSPECTUS

Up to 3,168,170 Shares of

BURGERFI INTERNATIONAL, INC.

Common Stock

This prospectus relates to 3,168,170 shares of Common Stock (as defined below) registered for resale by the Selling Stockholder named in this registration statement, including (i) 1,391,924 shares issued to Cardboard upon the closing of the Stock Acquisition pursuant to the A&R Purchase Agreement, (ii) up to 215,270 shares issuable to Cardboard with respect to a purchase price adjustment based on net debt levels and leakage in accordance with the terms of the A&R Purchase Agreement, (iii) 390,244 shares held in escrow pursuant to the A&R Purchase Agreement for the purpose of securing obligations with respect to a purchase price adjustment in accordance with the terms of the A&R Purchase Agreement and (iv) 1,170,732 shares held in escrow pursuant to the A&R Purchase Agreement for the purpose of securing the indemnification obligations of Cardboard in accordance with the terms of the A&R Purchase Agreement.

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder pursuant to this prospectus. The Selling Stockholder may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices.

We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholder will bear all commissions and discounts, if any, attributable to their sale of shares of common stock. See “Plan of Distribution” beginning on page 9 of this prospectus.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our common stock and warrants are listed on the Nasdaq Stock Market, LLC under the symbols “BFI” and “BFIIW”, respectively. On April 22, 2022, the last reported sales price of our common stock was $4.0600 per share and the last reported sales price of our warrants was $0.6100 per warrant.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described or incorporated by reference under the heading “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 4, 2022.

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission. Neither we nor the Selling Stockholder have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholder is offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the Selling Stockholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Commission before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus include, but are not limited to, statements about:

•

expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenue, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

•

risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations;

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources;

•	our ability to successfully acquire and integrate new operations;

•	our ability to grow our customer base;

•	our ability to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses;

•	our expectations regarding future expenditures;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to compete effectively in the competitive restaurant industry;

•	our ability to protect and enhance our corporate reputation and brands;

•	geopolitical risk and changes in applicable laws or regulations;

•	our ability to maintain the listing of our common stock on Nasdaq;

•	our ability to raise financing in the future; and

•	our ability to address other factors detailed herein or incorporated by reference under the section in this prospectus titled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that we “believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe the information forms a reasonable basis for such statements, the information may be limited or incomplete, and these statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

SELECTED DEFINITIONS

In this document, the following capitalized terms used herein have the following meanings:

“Business Combination” means the acquisition by the Company of all of the membership interests of BurgerFi International, LLC from its Members pursuant to the Membership Interest Purchase Agreement.

“Commission” means the SEC, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means common stock of the Company, par value $0.0001 per share.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “ 10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“DGCL” means the Delaware General Corporation Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founders’ Shares” means the 2,875,000 shares of common stock issued to Axis Public Ventures for an aggregate purchase price of $25,000 prior to the IPO.

“IPO” means the initial public offering of the Purchaser pursuant to a prospectus dated March 13, 2018.

“Lionheart Equities” means Lionheart Equities, LLC.

“Lion Point” means Lion Point Capital, LP.

“Members” means the members of BurgerFi International, LLC immediately prior to the Business Combination.

“Membership Interest Purchase Agreement” means the Membership Interest Purchase Agreement pursuant to which the Company acquired all of the membership interest of BurgerFi International, LLC in connection with the Business Combination.

“Nasdaq” means the Nasdaq Capital Market or Nasdaq Stock Market, LLC.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Private Warrants” means the 3,595,000 warrants to purchase up 3,595,000 shares of Common Stock, at an exercise price of $11.50 per share, which consist of up to 3,000,000 warrants that are part of the 3,000,000 units issued to Lion Point and Lionheart Equities, in the aggregate, under the Amended and Restated Forward Purchase Contracts that the Company entered into, at the time of the Business Combination, with Lion Point and Lionheart Equities, 445,000 private placement warrants and 150,000 working capital warrants, all of which were issued pursuant to private placement exemptions.

“Public Warrants” means the 11,500,000 warrants to purchase 11,500,000 shares of Common Stock, at an exercise price of $11.50 per share, issued in connection with the IPO.

“Registrable Securities” consist of 3,168,170 shares of Common Stock (as defined below) registered for resale by the Selling Stockholder named in this registration statement, including (i) 1,391,924 shares issued to Cardboard upon the ACFP Closing pursuant to the A&R Purchase Agreement, (ii) up to 215,270 shares issuable to Cardboard with respect to a purchase price adjustment based on net debt levels and leakage in accordance with the terms of the A&R Purchase Agreement, (iii) 390,244 shares held in escrow pursuant to the A&R Purchase Agreement for the purpose of securing obligations with respect to a purchase price adjustment in accordance with the terms of the A&R Purchase Agreement and (iv) 1,170,732 shares held in escrow pursuant to the A&R Purchase Agreement for the purpose of securing the indemnification obligations of Cardboard in accordance with the terms of the A&R Purchase Agreement.

v

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Stockholder” means the Selling Stockholder named in this prospectus.

“Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by the Company.

“Warrants” means the Public Warrants and the Private Warrants.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section titled, “Risk Factors,” and our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus before making an investment decision.

General

Opes Acquisition Corp. was formed as a blank check company incorporated in Delaware on July 24, 2017 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business transaction with one or more operating businesses or entities. BurgerFi International, LLC was formed in Delaware on January 27, 2011. On December 16, 2020, to effectuate the Business Combination, Opes Acquisition Corp. purchased 100% of the membership interests of BurgerFi International, LLC from the Members of BurgerFi International, LLC, resulting in BurgerFi International, LLC becoming a wholly owned subsidiary of Opes, Subsequently, in connection with this Business Combination, Opes changed its name to “BurgerFi International, Inc.” On December 16, 2020, as a result of the consummation of the Business Combination, which fulfilled the “initial Business Combination” requirement of Opes’s Certificate of Incorporation, as amended and restated, the Company ceased to be a shell company.

On November 3, 2021, the Stock Acquisition was completed, pursuant to which we acquired 100% of the outstanding shares of Hot Air from Cardboard. Hot Air, through its subsidiaries, owns the business of operating upscale casual dining restaurants in the specialty pizza and wings segment under the name “Anthony’s Coal Fired Pizza & Wings” (“ACFP”).

References to the “Post-Combination Company” refer to BurgerFi International, Inc. after the consummation of the Business Combination. Unless the context otherwise requires, all references to “we,” “us,” “our,” “BurgerFi” and the “Company” and other similar references refer to the Post-Combination Company and, unless otherwise stated, all of its subsidiaries. All references to “Opes” refer to the Company before the closing of the Business Combination.

We are a leading multi-brand restaurant company that develops, markets and acquires fast-casual and premium-casual dining restaurant concepts around the world, including corporate-owned stores and franchises. As of December 31, 2021, we were the owner and franchisor of the two following brands:

BurgerFi. BurgerFi is a fast-casual “better burger” concept, renowned for delivering an exceptional, all-natural premium “better burger” experience in a refined, contemporary environment. BurgerFi’s chef-driven menu offerings and eco-friendly restaurant design drive our brand communication. It offers a classic American menu of premium burgers, hot dogs, crispy chicken, frozen custard, hand-cut fries, shakes, beer, wine and more. Originally founded in 2011 in Lauderdale-by-the-Sea, Florida, the purpose was simple – “RedeFining” the way the world eats burgers by providing an upscale burger offering, at a fast-casual price point. BurgerFi is committed to an uncompromising and rewarding dining experience that promises fresh food of transparent quality. Since its inception, BurgerFi has grown to 118 BurgerFi locations, and as of December 31, 2021, is comprised of 25 corporate-owned restaurants and 93 franchised restaurants in 2 countries and 22 states, as well as Puerto Rico.

BurgerFi was named “Best Fast Casual Restaurant” in USA Today’s 10 Best 2022 Readers Choice Awards for the second consecutive year, QSR Magazine’s Breakout Brand of 2020, Fast Casual’s 2021 #1 Brand of the Year and included in Inc. Magazine’s Fastest Growing Private Companies List. In 2021, Consumer Report’s Chain Reaction Report praised BurgerFi for serving “no antibiotic beef” across all its restaurants, and Consumer Reports awarded BurgerFi an “A-Grade Angus Beef” rating for the third consecutive year.

ACFP. ACFP is a premium pizza and wing brand, operating 61 corporate-owned casual restaurant locations, as of December 31, 2021. ACFP prides itself on serving fresh, never frozen, high-quality ingredients. The concept is centered around a 900-degree coal fired oven, and its menu offers “well-done” pizza, coal fired chicken wings, homemade meatballs, and a variety of handcrafted sandwiches and salads. The restaurants also feature a deep wine and craft beer selection to round out the menu. The pizzas are prepared using a unique coal fired oven to quickly seal in natural flavors while creating a lightly charred crust. ACFP provides a differentiated offering among its casual dining peers driven by its coal fired oven, which enables the use of fresh, high-quality ingredients with quicker ticket times.

Since its inception in 2002 in Ft. Lauderdale, Florida, the ACFP brand has grown to 61 corporate-owned locations, as of December 31, 2021, primarily along the East coast and has restaurants in eight states, including Florida (28), Pennsylvania (12), New Jersey (8), New York (5), Massachusetts (4) Delaware (2), Maryland (1), and Rhode Island (1).

ACFP was named “The Best Pizza Chain in America” by USA Today’s Great American Bites and “Top 3 Best Major Pizza Chain” by Mashed in 2021.

The Offering

Issuer	BurgerFi International, Inc.

Resale of Securities offered by the Selling Stockholder	We are registering the resale by the Selling Stockholder named in this prospectus, or its permitted transferees, of an aggregate of 3,168,170 shares of common stock (includes (i) 1,391,924 shares issued to Cardboard upon the ACFP Closing pursuant to the A&R Purchase Agreement, (ii) up to 215,270 shares issuable to Cardboard with respect to a purchase price adjustment based on net debt levels and leakage in accordance with the terms of the A&R Purchase Agreement, (iii) 390,244 shares held in escrow pursuant to the A&R Purchase Agreement for the purpose of securing obligations with respect to a purchase price adjustment in accordance with the terms of the A&R Purchase Agreement and (iv) 1,170,732 shares held in escrow pursuant to the A&R Purchase Agreement for the purpose of securing the indemnification obligations of Cardboard in accordance with the terms of the A&R Purchase Agreement.

Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholder.

Nasdaq ticker symbol	Our Common Stock and Public Warrants are listed on Nasdaq under the symbols BFI” and “BFIIW,” respectively.

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of factors you should consider before investing in our securities.

For additional information concerning the offering, see “Plan of Distribution” beginning on page 9.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described under the section titled, “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus, including, but not limited to, the section titled, “Special Note Regarding Forward-Looking Statements” in this prospectus, before deciding whether to purchase any of our securities. If any of these risks actually occur, it could harm our business, financial condition, results of operations and cash flows and our prospects. In that event, the price of our securities could decline and you could lose part or all of your investment.

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder. We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Stockholder under this prospectus. We will not receive any of the proceeds from these sales.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (1) that person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. Persons who have beneficially owned restricted shares of our common stock for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While we were formed as a shell company, since the completion of the Business Combination, we are no longer a shell company. We have satisfied the conditions set forth in the exceptions listed above and, accordingly, Rule 144 should be available for the resale of the above noted restricted securities.

SELLING STOCKHOLDERS

This prospectus relates to 3,168,170 shares of Common Stock registered for resale by the Selling Stockholder named in this registration statement, including (i) 1,391,924 shares issued to Cardboard upon the ACFP Closing pursuant to the A&R Purchase Agreement, (ii) up to 215,270 shares issuable to Cardboard with respect to a purchase price adjustment based on net debt levels and leakage in accordance with the terms of the A&R Purchase Agreement, (iii) 390,244 shares held in escrow pursuant to the A&R Purchase Agreement for the purpose of securing obligations with respect to a purchase price adjustment in accordance with the terms of the A&R Purchase Agreement and (iv) 1,170,732 shares held in escrow pursuant to the A&R Purchase Agreement for the purpose of securing the indemnification obligations of Cardboard in accordance with the terms of the A&R Purchase Agreement.

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder pursuant to this prospectus. The Selling Stockholder may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices.

The table below provides information regarding the beneficial ownership of our Common Stock of the Selling Stockholder, the number of shares of Common Stock that may be sold by the Selling Stockholder under this prospectus and that the Selling Stockholder will beneficially own after this offering, assuming ownership of all shares placed into escrow in accordance with the A&R Purchase Agreement. We have based percentage ownership on 22,042,583 shares of Common Stock outstanding as of April 11, 2022. Because the Selling Stockholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by the Selling Stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Stockholder and further assumed that the Selling Stockholder will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Stockholder has sole voting and investment power with respect to all shares of Common Stock and Warrants, as applicable, that they beneficially own, subject to applicable community property laws. To our knowledge, the Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealer.

We may amend or supplement this prospectus from time to time in the future to update or change this Selling Stockholder list and the securities that may be resold.

Please see the section titled “Plan of Distribution” for further information regarding the stockholder’s method of distributing these shares.

	Shares of Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Cardboard Box LLC (1)	3,168,170	3,168,170	—	—
Total	3,168,170	3,168,170

(1)

Represents 1,391,924 shares issued to Cardboard at the ACFP Closing, plus up to 215,270 shares issuable to Cardboard with respect to a purchase price adjustment based on net debt levels and leakage in accordance with the terms of the A&R Purchase Agreement, 390,244 shares issued into escrow on behalf of Cardboard with the Company’s transfer agent in accordance with the A&R Purchase Agreement for the purpose of securing obligations with respect to a purchase price adjustment in accordance with the terms of the A&R Purchase Agreement and 1,170,732 shares issued into escrow on behalf of Cardboard with the Company’s transfer agent in accordance with the A&R Purchase Agreement for the purpose of securing the indemnification obligations of Cardboard in accordance with the terms of the A&R Purchase Agreement. Of the 3,168,170 shares referenced above, the most recent Form 4 of Cardboard, filed on March 22, 2022, reflects ownership of 3,076,031 shares after certain purchase price adjustments in accordance with the terms of the A&R Purchase Agreement. Cardboard, CP7 Warming Bag, L.P. (“CP7 Warming Bag”), CP7 Management, LLC (“CP7 Management”), Mr. Dahnke and Mr. Chu each possess shared voting power and shared dispositive control over all shares of Common Stock held by Cardboard. Each of Cardboard, CP7 Warming Bag, CP7 Management, Scott Dahnke, a managing member of CP7 Management and J. Michael Chu, a managing member of CP7 Management, disclaims beneficial ownership of all shares of Common Stock held by Cardboard. Information included in this footnote is derived from a Schedule 13D filed on November 15, 2021 and the Form 4 filed on March 22, 2022.

PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of Common Stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our Common Stock are traded or quoted or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholder may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if the applicable conditions under Rule 144 for the Selling Stockholder are met, rather than under this prospectus. The Selling Stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Stockholder may pledge its shares to its brokers under the margin provisions of customer agreements. If the Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Stockholder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Holland & Knight LLP.

EXPERTS

The consolidated financial statements of BurgerFi International, Inc. and Subsidiaries (Successor) as of December 31, 2021 and 2020, and for the year ended December 31, 2021, and the period from December 16, 2020 to December 31, 2020, and of BurgerFi International, LLC and Subsidiaries (Predecessor) for the period from January 1, 2020 to December 15, 2020 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Hot Air, Inc. and Subsidiaries at January 4, 2021 and December 30, 2019 and for the years then ended incorporated by reference in this Prospectus and Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.burgerfi.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC by us pursuant to the Exchange Act are specifically incorporated by reference in this prospectus, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K:

•	Our Annual Report on Form 10–K for the fiscal year ended December 31, 2021, filed on April 14, 2022; and

•	Our Current Reports on Form 8–K filed on January 3, 2022, January 6, 2022, March 10, 2022, March 24, 2022 and April 25, 2022.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Please make your request by writing or telephoning us at the following address or telephone number:

BurgerFi International, Inc.

Investor Relations

200 West Cypress Creek Road, Suite 220

Fort Lauderdale, Florida 33309

(561) 844-5528

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.